Exhibit 99.2

Pacific Marketing and Consulting, Inc. and Subsidiaries

Consolidated Financial Statements
As of October 31, 1999 and for the Year Then Ended











                Report of Independent Accountants

To the Board of Directors and Stockholders of Pacific Marketing and Consulting, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Pacific Marketing and Consulting, Inc.
and Subsidiaries at October 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

July 28, 2000, except for Notes 6 and 13, which are dated August 30, 2000










Pacific Marketing and Consulting, Inc. and Subsidiaries
Consolidated Balance Sheet
October 31, 1999
                             Assets

Current assets:
  Cash and cash equivalents                            $   367,825
  Accounts receivable                                    1,231,695
  Note receivable (Note 3)                                 548,542
  Prepaid expenses and other current assets                134,778
                                                       -----------
          Total current assets                           2,282,840

Property and equipment, net (Note 4)                       549,748
Deferred income taxes (Note 8)                             160,000
Capitalized software development costs, net of
 accumulated amortization of $194,150                      125,000
Other intangibles, net of accumulated amortization of
$1,097,186                                               3,840,175
Other assets                                                 9,827
                                                       -----------
          Total assets                                 $ 6,967,590
                                                       -----------
     Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                     $    65,569
  Accrued liabilities                                       76,374
  Accrued income taxes                                     394,000
  Deferred revenue                                         506,680
  Deferred income taxes (Note 8)                           648,000
  Lines of credit (Note 5)                                 800,000
  Current portion of long-term debt (Note 6)             2,974,395
                                                       -----------
          Total current liabilities                      5,465,018

Long-term debt, less current portion (Note 6)               88,484
                                                       -----------
          Total liabilities                              5,553,502

Commitments and contingencies (Note 10)

Minority interest                                           73,603

Stockholders' equity:
  Class A voting common stock, no par value;
   1,000,000 shares authorized; 1,120 shares issued
   and outstanding                                          28,000
  Class B voting common stock, no par value;
   1,000,000 shares authorized; 120 shares issued and
   outstanding                                               3,000
Retained earnings                                        1,335,225
Accumulated other comprehensive loss (Note 7)             (25,740)
                                                       -----------
          Total stockholders' equity                     1,340,485
                                                       -----------
         Total liabilities and stockholders' equity    $ 6,967,590
                                                       -----------

The accompanying notes are an integral part of these consolidated financial statements.











Pacific Marketing and Consulting, Inc. and Subsidiaries
Consolidated Statement of Operations
Year Ended October 31, 1999

Revenues:
  Software licenses                       $    4,052,918
  Maintenance and service                      2,701,946
                                            ------------
                                               6,754,864
                                            ------------
Cost of revenues:
  Software licenses                              256,950
  Maintenance and service                      1,953,813
                                            ------------
                                               2,210,763
                                            ------------
Gross profit                                   4,544,101
                                            ------------
Operating expenses:
  Selling and marketing                        1,343,823
  Research and development                     1,414,960
  Amortization                                 1,247,398
  General and administrative                     328,021
                                             -----------
          Total operating expenses             4,334,202
                                             -----------
Income from operations                           209,899

Other income (expense), net:
  Interest income                                 82,638
  Interest expense                             (212,308)
  Loss on disposal of equipment                  (1,322)
                                             -----------
Income before income tax provision
 and minority interest                            78,907

Income tax provision (Note 8)                     32,000
                                             -----------
                                                  46,907

Minority interest                                 94,006
                                             -----------
Net income                                   $   140,913
                                             -----------
Net income per basic common share:
  Basic earnings per share                $          114
  Weighted average shares - basic                  1,240
Net income per diluted common share:
  Diluted earnings per share              $          114
  Weighted average shares - diluted                1,240

The accompanying notes are an integral part of these consolidated financial statements.








Pacific Marketing and Consulting, Inc. and Subsidiaries
Consolidated Statement of Stockholders' Equity
Year Ended October 31, 1999


                                               Accumulated
                 Common  Stock                   Other                 Total
                 -------------     Retained   Comprehensive        Comprehensive
                 Shares   Amount   Earnings   Income(Loss)   Total      Loss

              -------  ------- -----------   ----------  ----------- --------

Balance,
Oct. 31,1998    1,240  $31,000 $1,194,312      $  34,443   $1,259,755

Net income for
the year            -        -    140,913                     140,913 $140,913

Other
comprehensive
loss                                             (60,183)     (60,183) (60,183)
              -------  ------    --------     -----------    --------- ---------
Balance,
October 31,1999 1,240  $31,000 $1,335,225      $ (25,740)   $1,340,485 $80,730



The accompanying notes are an integral part of these consolidated financial statements.







Pacific Marketing and Consulting, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended October 31, 1999


Cash flows from operating activities:
  Net income                                             $   140,913
    Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization                        1,549,889
      Deferred income tax benefit                           (184,000)
      Loss on disposal of equipment                            1,322
      Minority interest                                      (94,006)
      Foreign currency translation                           (60,183)
      Changes in operating assets and liabilities:
         Accounts receivable                                (207,215)
         Prepaid expenses and other current assets           (62,314)
         Other assets                                          1,690
         Accounts payable                                   (323,078)
         Accrued liabilities                                 225,948
         Deferred revenue                                    241,387
                                                          ----------
             Net cash provided by operating activities     1,230,353
                                                          ----------
Cash flows from investing activities:
  Capital expenditures                                      (140,401)
  Capitalization of internally developed software costs     (193,450)
  Proceeds received under note receivable                    576,583
                                                          ----------
             Net cash provided by investing activities       242,732
                                                          ----------
Cash flows from financing activities:
  Proceeds from lines of credit                              300,000
  Payments on long-term notes payable                     (1,921,149)
  Proceeds from note payable                                  46,666
                                                          ----------
             Net cash used by financing activities        (1,574,483)
                                                          ----------
Decrease in cash and cash equivalents                       (101,398)

Cash and cash equivalents, beginning of year                 469,223
                                                          ----------
Cash and cash equivalents, end of year                   $   367,825
                                                          ----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Income taxes                                         $       161
                                                          ----------
    Interest                                             $   212,308
                                                          ----------
Supplemental noncash investing and financing
activities:
  Assets acquired through long-term notes payable        $ 4,937,361
                                                          ----------

The accompanying notes are an integral part of these consolidated financial statements.








Pacific Marketing and Consulting, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 1999

1.   Description of Business

     Pacific Marketing and Consulting, Inc. (the Company) develops, markets and supports software tools for engineering applications such as computational fluid dynamics and structural design and analysis. The Company's products and services are marketed and sold to companies principally in the United States and Europe that operate in a variety of industries, including automotive, aerospace and electronics.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation
     The accompanying consolidated financial statements include the accounts of the Company and its 90% owned German subsidiary, CFD and Structural Engineering GmbH, and its 99% owned French subsidiary, ICEM CFD Engineering. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Revenue Recognition
     The Company's products are sold primarily through direct sales in the United States and distributors who are resellers with respect to the Company's products in foreign locations. Revenue is derived principally from the licensing of computer software products, either on an annual lease or perpetual basis, and from related maintenance contracts.
     Revenue from product licensing for perpetual licenses is recognized upon delivery of the product, acceptance by the customer and receipt of a signed contractual obligation, provided that no significant Company obligations remain and collection of the receivable is probable. A portion of the license fee from noncancelable annual leases is recognized as paid-up revenue upon inception of the lease. The remaining portion is recognized ratably over the remaining lease period. Revenue for monthly lease licenses is recognized monthly, as earned, because the lease license agreements can be cancelled by the customers with 30 days notice. Revenue from maintenance contracts is recognized ratably over the term of the contract. Costs related to maintenance obligations are expensed as incurred. Revenue from training, support and other services is recognized as the services are performed.

     Cash and Cash Equivalents
     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are recorded at cost, which approximates fair value.

     Property and Equipment
     Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives of the various classes of assets, which range from three to five years.

     Repairs and maintenance expenditures, which are not considered betterments and do not extend the useful lives of the property and equipment, are expensed as incurred. The cost and related accumulated depreciation applicable to property and equipment no longer in service are eliminated from the accounts and any gain or loss is included in operations.

     Capitalized Software
     Internally developed computer software costs and costs of product enhancements are capitalized subsequent to the determination of technological feasibility; such capitalization continues until the product becomes available for general release. Amortization of capitalized software costs for internally developed software is computed on a product-by-product basis over the estimated economic life of the product, which is generally six months. Amortization is the greater of the amount computed using: (i) the ratio of the current year's gross revenue to the total current and anticipated future gross revenue for that product or (ii) the straight-line method over the estimated life of the product.

     Other Intangible Assets
     Other intangible assets, which consists of purchased software products and customer lists, are stated at cost and are amortized on a straight-line basis over their estimated useful lives of three years.

     Impairments of Long-Lived Assets
     The Company periodically reviews the carrying value of long-lived assets and impairments are recognized in the results of operations when the expected future undiscounted operating cash flow derived from the assets is less than its carrying value.

     Research and Development Costs
     Research and developments costs are expensed as incurred.

     Income Taxes
     Deferred income taxes are recorded using the liability method. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse.
     Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Foreign Currency Translation
     The Company's foreign subsidiaries use the local currency as their functional currency. Assets and liabilities are translated at year-end exchange rates. Items of income and expense are translated at average exchange rates for the year. Translation gains and losses are not included in determining net income (loss) but are accumulated as a separate component of stockholders' equity.

     Segment Information
     The Company follows the provisions of SFAS No.131
     "Disclosures about Segments of an Enterprise and Related
     Information." This statement establishes standards for reporting information about operating segments, products and services, geographic areas and major customers. The Company manages and operates its business as one segment.

     Earnings per share
     Net income per basic common share is computed using the weighted average number of common shares outstanding during each period. Net income per diluted common share is computed using the weighted average number of common and common equivalent shares outstanding during each period.
     Common equivalent shares are not included in the per share calculations where their inclusion would be anti-dilutive.

     Concentrations of Credit Risk and Other Risks and Uncertainties
     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, trade receivables and note receivable. The Company's cash and cash equivalents are concentrated primarily in several domestic and foreign banks. At times, such deposits may be in excess of insured limits. The Company's products are principally sold to entities in the automotive, aerospace and electronics industries in the United States and Europe. Ongoing credit evaluations of customers' financial condition are performed and collateral is generally not required.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

3.   Notes Receivable

     The Company had a note receivable with an unrelated third party with an imputed interest rate of 8% and a balance of $548,542 at October 31, 1999. The note was repaid in full in December 1999.

4.   Property and Equipment

     Property and equipment at October 31, 1999 consists of the following:

              Computer and office equipment          $  1,058,095
              Computer software                            35,830
              Furniture and fixtures                       10,114
                                               ------------------
                                                        1,104,039

              Less accumulated depreciation             (554,291)
                                                -----------------
                                                     $    549,748
                                                -----------------

     Depreciation expense related to property and equipment was $288,172 for the year ended October 31, 1999.

5.   Commercial Credit Agreement

     The Company had a commercial credit agreement with a financial institution providing for borrowings under a revolving line of credit and a non-revolving line of credit.
     The revolving line of credit provided for maximum borrowings of $250,000. Borrowings under the revolving line of credit, which expired January 31, 2000, accrued interest at prime
     (8.25% at October 31, 1999) plus 0.75%.  At October 31,
     1999, there was $250,000 outstanding under the revolving line of credit. The non-revolving line of credit, which expired January 5, 1999, provided for borrowings of $500,000.

     Borrowings under the commercial credit agreement were secured by all the assets of the Company and guaranteed by the Company's major stockholders. In addition, the commercial credit agreement contained certain restrictive covenants, the most restrictive of which included financial ratios. At October 31, 1999, the Company was in violation with one of these financial ratios. In November 1999, the Company repaid the outstanding balance on the revolving line of credit of $250,000.


     In addition, the Company had a line of credit agreement with a financial institution providing for maximum borrowings of $550,000. Borrowings under the line accrued interest at prime (8.25% at October 31, 1999) plus 0.75%. At October
     31, 1999, there was $550,000 outstanding under the line of credit. Borrowings under the agreement, which expired on December 31, 1999, were secured by all the assets of the Company and guaranteed by the Company's major stockholders.
     In addition, the line of credit agreement contained certain restrictive covenants, the most restrictive of which included financial ratios. At October 31, 1999 , the
     Company was in violation with one of these financial ratios.
     In November 1999, the Company repaid the outstanding balance on the $550,000.

6.   Long-Term Debt

     Long-term debt consisted of the following at October 31, 1999:

     Term notes (A)                                  $  3,016,213
     Promissory note with former stockholder  (B)          46,666
                                                    -------------
                                                        3,062,879

     Less current portion                               2,974,395
                                                    -------------
                                                    $      88,484
                                                    -------------


     (A) On March 1, 1999, the Company entered into an agreement with another company to purchase the right, title, interests and copyrights in the intellectual property, referred to as ICEM CFD for approximately $4,500,000.
          In addition, the Company purchased customer lists and contracts with resellers of ICEM CFD for approximately
          $429,000. The Company issued two separate notes for $4,508,014 and $429,347, respectively, in connection with the purchase agreement. The notes accrue interest at 7% and are payable through September 30, 2001 under a specified payment schedule. On August 30, 2000, the Company paid the remaining outstanding balances under the notes of $2,375,396 and $216,596, respectively, and accordingly, the entire balance of the notes at October 31, 1999 are classified as current liabilities in the accompanying balance sheet(see Note 13).

     (B) On September 15, 1999, the Company entered into a promissory note with the spouse of a deceased stockholder to purchase the deceased stockholder's interest in CFD and Structural Engineering
          GmbH.

7.   Other Comprehensive Loss

     Other comprehensive loss consisted of the following at October 31, 1999:

     Foreign currency translation       $     (83,133)
     Tax effect                                 22,950
                                        --------------
     Other comprehensive loss           $     (60,183)
                                        --------------


8.   Income Taxes

     The provision for income taxes for the year ended October
     31, 1999 is comprised of the following:

     Current:
       Federal                 $     338,000
       State                          41,000
       Foreign (benefit)            (163,000)
                              --------------
                                     216,000
     Deferred:                --------------
       Federal                      (146,000)
       State                         (38,000)
                              --------------
                                    (184,000)
                              --------------
     Total                     $      32,000
                              --------------

     The reconciliation of the federal statutory tax rate to the consolidated effective tax rate is as follows:

     Federal statutory tax rate                             34.0%
     State income taxes, net of federal benefit              2.5
     Other                                                   4.1
                                                 ---------------
                                                            40.6%
                                                  ---------------


     The components of deferred tax assets and liabilities are as follows:

     Deferred tax assets:
      Capitalized software costs and other intangibles  $ 223,000
                                                        ---------
                                                          223,000
                                                        ---------
      Deferred tax liabilities:
       Property and equipment                              63,000
       Cash basis accruals                                648,000
                                                        ---------
                                                          711,000
                                                        ---------
             Net deferred tax liabilities               $ 488,000
                                                        ---------


9.   Royalty Agreements

     The Company has entered into various renewable non-exclusive license agreements under which the Company has been granted access to the licensor's patent technology and the right to sell the patent technology in the Company's product line.
     Royalties are payable to developers of the software at various rates and amounts generally based upon unit sales or revenue. Royalty fees, which are included in cost of revenues, were approximately $179,000 for the year ended
     October 31, 1999.


10.  Commitments and Contingencies

     The Company leases office space under operating lease agreements expiring at various dates through September 2003.
     Total rent expense amounted to approximately $195,000 for the year ended October 31, 1999.

     Future minimum lease payments under the noncancelable operating leases in effect at October 31, 1999 as follows:


        2000                         $  210,000
        2001                            178,000
        2002                            146,000
        2003                            137,000
                                    -----------
                                     $  671,000
                                    -----------


11.  Geographic Information

     Revenues by geographic area is as follows:


                 United                   Other
                 States      Germany     Europe      Total

     Revenues   $5,271,436  $1,189,891   $293,537  $6,754,864

     Substantially all of the Company's long-lived assets are in the United States.

12.  Employee Benefit Plans

     The Company maintains a 401(k) profit-sharing plan (the
     Plan) for all qualifying full-time employees. Each eligible employee may elect to contribute to the Plan up to 10% of eligible compensation. The Company may make discretionary matching contributions. The Company made no matching contributions for the year ended October 31, 1999.

13.  Subsequent Event

     In May 2000, the Company executed a line of credit agreement with a financial institution providing for maximum borrowings of $250,000. Borrowings under the line accrue interest at prime plus 2.00%. Borrowings under the agreement, which expires on January 31, 2001, were secured by all the assets of the Company and guaranteed by the Company's major stockholders. In addition, the line of credit agreement contains certain restrictive covenants, the most restrictive of which include financial ratios.

     In August 2000, ANSYS, Inc. loaned PMAC approximately $1,366,000, which was used by PMAC to pay down a portion of the long-term debt balance then outstanding.

     On August 30, 2000, the Company entered into an agreement with ANSYS, Inc. to sell the Company to ANSYS, Inc. for an up-front purchase price of approximately $12,400,000, which is comprised of both cash and common stock of ANSYS, Inc.
     In addition, the agreement provides for future payments contingent upon the attainment of certain performance criteria.










Pacific Marketing & Consulting, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements
As of April 30, 2000 and For the Six Months Ended April 30, 2000
and 1999








Pacific Marketing and Consulting, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheet
(in 000's,except share amounts)
April 30, 2000
                             Assets

Current assets:
  Cash and cash equivalents                          $        913
  Accounts receivable                                       1,499
  Prepaid expenses and other current assets                   181
                                                     ------------
          Total current assets                              2,593

Property and equipment, net                                   558
Capitalized software development costs, net                     8
Other intangibles, net                                      3,027
Deferred income taxes                                         443
                                                     ------------
          Total assets                               $      6,629
                                                    -------------
          Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                   $        174
  Accrued liabilities                                       1,386
  Deferred revenue                                            664
  Deferred income taxes                                       316
  Lines of credit                                             175
  Current portion of long-term debt                         2,573
                                                     ------------
          Total current liabilities                         5,288

Minority interest                                              75

Stockholders' equity:
  Class A voting common stock, no par value;
   1,000,000 shares authorized; 1,120 shares
   issued and outstanding                                      28
  Class B voting common stock, no par value;
   1,000,000 shares authorized; 120 shares
   issued and outstanding                                       3
Retained earnings                                           1,302
Accumulated other comprehensive loss                          (67)
                                                     ------------
          Total stockholders' equity                        1,266
                                                     ------------
         Total liabilities and stockholders' equity  $      6,629
                                                     ------------

 The accompanying notes are an integral part of these condensed consolidated financial statements.











Pacific Marketing and Consulting, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in 000's,except share amounts)
Six Months Ended April 30, 2000 and 1999

                                         2000        1999
Revenues                              ---------    -------
  Software licenses                    $   2,807   $  1,758
  Maintenance and service                  1,726      1,297
                                       ---------   --------
                                           4,533      3,055
                                       ---------   --------
Cost of revenues:
  Software licenses                           97         42
  Maintenance and service                    989      1,044
                                       ---------   --------
                                           1,086      1,086
                                       ---------   --------
Gross profit                               3,447      1,969
                                       ---------   --------
Operating expenses:
  Selling and marketing                    1,060        627
  Research and development                   984        733
  Amortization                               957        376
  General and administrative                 454        150
                                       ---------   --------
          Total operating expenses         3,455      1,886
                                       ---------   --------
Income (loss) from operations                 (8)        83

Other income (expense), net:
  Interest income                             37         51
  Interest expense                          (107)       (61)
                                       ---------   --------
Income (loss) before income tax
provision and minority interest              (78)        73

Income tax provision (benefit)               (46)        27
                                       ---------   --------
                                             (32)        46

Minority interest                             (1)       103
                                       ---------   --------
Net income (loss)                      $     (33)  $    149
                                       ---------   --------
Net income (loss) per basic common
share
  Basic earnings per share             $     (27)  $    120
  Weighted average shares - basic          1,240      1,240
Net income (loss) per diluted common
share:
  Diluted earnings per share           $     (27)  $    120
  Weighted average shares - diluted        1,240      1,240

 The accompanying notes are an integral part of these condensed consolidated financial statements.









Pacific Marketing and Consulting, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in 000's)
Six Months Ended April 30, 2000 and 1999

                                           2000       1999
Cash flows from operating activities:     -------    -------
  Net income (loss)                         $ (33)    $  149
   Adjustments to reconcile net
    income (loss) to net cash provided by
     operating activities:
      Depreciation and amortization         1,032        585
      Deferred income tax benefit            (615)      (164)
      Minority interest                         1       (103)
      Foreign currency translation            (41)         2
      Changes in operating assets and
       liabilities:
        Accounts receivable                  (267)      (408)
        Prepaid expenses and other assets     (36)        68
        Accounts payable and accrued
         liabilities                        1,023       (225)
        Deferred revenue                      157        200
                                          -------    -------
        Net cash provided by operating
         activities                         1,221        104
                                          -------    -------
Cash flows from investing activities:
  Proceeds received under note receivable     548      1,140
  Capitalization of internally developed
   software costs                               -        (64)
  Capital expenditures                       (110)       (62)
                                          -------    -------
        Net cash provided by investing
         activities                           438      1,014
                                          -------    -------
Cash flows from financing activities:
  Payments on lines of credit and notes
   payable,net                             (1,114)    (1,206)
                                          -------    -------
        Cash used in financing activities  (1,114)    (1,206)
                                          -------    -------
Increase (decrease) in cash and cash          545        (88)
 equivalents

Cash and cash equivalents, beginning of
 period                                       368        469
                                          -------    -------
Cash and cash equivalents, end of period  $   913    $   381
                                          -------    -------
Supplemental disclosures of cash flow
information:
  Cash paid during the period for:
    Income taxes                          $    --    $    --
    Interest                              $   107    $    61

 Supplemental noncash investing and
  financing activities
  Assets acquired through long-term
  notes payable                           $    --    $ 4,937


 The accompanying notes are an integral part of these condensed consolidated financial statements.









Pacific Marketing & Consulting, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements include the accounts of Pacific Marketing and Consulting, Inc. and Subsidiaries (PMAC), and have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of those of a normal, recurring nature necessary for a fair presentation of the financial position, results of operations and cash flows of PMAC at the date and for the periods indicated. While management believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the audited financial statements of PMAC for the year ended October 31, 1999 included elsewhere in this Form 8-K/A. Operating results for the six months ended April 30, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ended October 31, 2000.

2.   SUBSEQUENT EVENT

     In August 2000, ANSYS, Inc. loaned PMAC approximately
     $1,366,000, which was used by PMAC to pay down a portion of the long-term debt balance then outstanding.

     The Company was sold to ANSYS, Inc. on August 31, 2000.


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